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                                                                    EXHIBIT 21.1



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                       ANTEC CORPORATION & SUBSIDIARIES
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      ANTEC CORPORATION, 36-3892082 (Delaware)


              TSX Corporation, 74-2678034 (Nevada)
                        Texscan Corporation, 35-1109686 (Delaware)
                        Texscan MSI Corporation, 87-0363200
                        Texscan Trading Company, 74-2675440
                        ANTEC International Corp. (Barbados)
                        Texscan Limited (United Kingdom)
                        Texscan de Mexico, S.A. de C.V. (Mexico)


              Scientific-Atlanta LA Venture, Inc., 58-2084469 (Florida)


              ANTEC Pacific, Inc., 36-4011273 (Illinois)
                        Australia Branch


              ANTEC Spain, Inc., 36-4011277 (Illinois)
                        Spain Branch


              ANTEC Digital Video Inc., 58-2163150 (shell company) (Illinois)


              Itel Holdings, Inc., 36-3661133 (Illinois)
                        Electronic Connector Corp. of Illinois, 36-3542005 (Illinois)
                        Regal Technologies, Ltd., 36-3661130 (Illinois) ANTEC Latin America, Inc., 36-3684616 (Illinois)
                                  Communicaciones Broadband S.A. de C.V.
                                  Communicaciones Broadband Argentina,
                                  Communicaciones Broadband do Brasil, Ltd


              Power Guard, Inc., 63-1139816 (Illinois)
              Engineering Technologies Group, Inc., 36-4019840 (Colorado) Electronic System Product, Inc., 36-4011341 (Illinois)


              Keptel, Inc., 36-3977107 (Delaware)
                            Comfab Technologies, Inc., 36-2820491 (Delaware) Benefits Connection, Inc., 22-3333376 (New Jersey) Keptel de Mexico S.A. de C.V. (Mexico)


              Anixter CATV Industries, 95-3582672 (California)
                            Home Satellite System, 95-3954194 (California) MSO Supply Company, 95-3795688 (California)


              ANTEC International Holdings, Inc., 36-3943825 (Illinois)
                            ANTEC Hong Kong
                            ANTEC China
                            ANTEC Singapore


              Antec Foreign Sales Corporation (Barbados)